UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

ZIVO BIOSCIENCEINC.
(f/k/a Health Enhancement Products Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor Michigan 48320
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 4529866

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.

Entry into a Material Definitive Agreement

Entry into a Material Definitive Agreement

On April 9, 2015, the Board of Directors extended to December 31, 2015 the Change in Control Agreements (the “Agreements”), which the Registrant entered into on August 11, 2014 with both of its executive officers. The Agreements with each of the executive officers provide that if a Change of Control (as defined in the Agreements) occurs and the participant is not offered substantially equivalent employment with the successor corporation or the participant’s employment is terminated without Cause (as defined in the Agreements) during the three month period prior to the Change of Control or the 24 month period following the Change of Control, then 100% of such participant’s unvested options will be fully vested and the restrictions on his restricted shares will lapse.  The Agreements also provide for severance payments of 500% of base salary and target bonus in such event.  The Agreements terminate on December 31, 2015, with the provision that if a Change of Control occurs prior to the termination date, the obligations of the Agreements will remain in effect until they are satisfied or have expired.

The foregoing description of the Agreements is qualified in its entirety by reference to the copies of the Agreements, a form of which is attached hereto as Exhibit 10.35 and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.35	Form of Amended Change in Control Agreement dated April 9 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Date:  May 18, 2015

By: /s/ PHILIP M. RICE, II

       Philip M. Rice, II

       Chief Financial Officer